Exhibit 1.01

Acuity Brands, Inc.
Conflict Minerals Report
For Calendar Year Ended December 31, 2015

This Conflict Minerals Report of Acuity Brands, Inc. ("Acuity Brands" or the "Company") for the year ended December 31, 2015 is filed to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the "Rule"). The Rule was adopted by the Securities and Exchange Commission (the "SEC") to implement reporting and disclosure requirements related to conflict minerals as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Conflict minerals are defined by the SEC as columbite-tantalite, cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten (collectively, the "Subject Minerals"). The Rule requires certain registrants to conduct a reasonable country of origin inquiry ("RCOI") designed to determine whether any of the Subject Minerals originated in the Democratic Republic of the Congo ("DRC"), or an adjoining country (collectively, the "Covered Countries").

Pursuant to the Rule, the Company performed due diligence procedures on the source and chain of custody of the Subject Minerals that are included in its products and for which, based on its RCOI, the Company believes it is possible that some may have originated from the Covered Countries and may not be from recycled or scrap sources.

Design of Due Diligence

The Company implemented a due diligence framework consistent with the Organization of Economic Co-Operation and Development's ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements on Tin, Tantalum, and Tungsten and Gold (collectively, "OECD Guidance"). Summarized below are the design components of the Company's procedures as they relate to the five-step framework set forth in the OECD Guidance:

1) Establish strong company management systems:

•	Publish and maintain a conflict minerals policy, which is available at http://www.acuitybrands.com/resources/regulations-codes-and-standards/conflict-minerals.

•	Adopt and maintain a conflict minerals governance charter, which defines the internal committee supporting compliance and due diligence efforts and the responsibilities of the internal committee.

•	Periodically review conflict minerals procedures with the Company's Chief Financial Officer and Audit Committee of the Board of Directors.

•	Utilize a conflict minerals compliance process, including the RCOI procedures described in the Form SD.

•
Incorporate requirements related to conflict minerals in the Company's standard supplier agreements and purchase order terms and conditions to obligate current and future suppliers to comply with the Company's conflict minerals policy, including participation in the supply chain survey and related due diligence activities.

•	Maintain records related to the RCOI and due diligence procedures in accordance with the Company's retention policy.

•	Facilitate employee, supplier, or other stakeholder grievance reporting through the Company's website.

2) Identify and assess risks in our supply chain:

•	Identify raw material components that may contain one or more of the Subject Minerals.

•	Identify finished goods that may contain one or more of the Subject Minerals for which the Company contracted to manufacture the finished goods.

•	Identify the direct suppliers which provided the raw material components and finished goods that may contain one or more of the Subject Minerals.

•
Conduct a supply chain survey using the Conflict Minerals Reporting Template ("CMRT"), requesting direct suppliers to identify smelters and refiners as well as the country of origin of the Subject Minerals in the products they sell to the Company.

•	Follow up with non-responsive suppliers by requesting compliance with the Company's request for information.

•
Review all responses received from suppliers based on the Company's conflict minerals compliance process and request supplemental information from suppliers providing responses that are deemed implausible, incomplete, inaccurate, or otherwise require clarification.

•
Compare smelters and refiners identified by the supply chain survey against the list of facilities that have received a "conflict-free" designation from the Conflict Free Smelter Program ("CFSP") or other independent third party audit program, which designations provide country of origin and due diligence information on the Subject Minerals sourced by such facilities.

3) Design and implement a strategy to respond to identified risks:

•	Publish and maintain a conflict minerals policy.

•	Utilize a risk management plan that outlines the Company's response to identified risks.

•	Perform risk mitigation efforts to bring suppliers into conformity with the Company's conflict minerals policy.

•	Provide, on a periodic basis, progress reports to the Company's Chief Financial Officer and the Audit Committee of the Board of Directors summarizing risk mitigation efforts.

•	When required by the Rule, obtain an independent private sector audit of this Report.

4) Support the development and implementation of independent third party audits of smelters' and refiners' sourcing:

•
Utilize multi-industry due diligence initiatives, including CFSP, to evaluate the procurement practices of the smelters and refiners that process and provide the Subject Minerals used in the Company's products.

5) Report on supply chain due diligence:

•	Communicate the Company's conflict minerals policy publicly on the Company's website at http://www.acuitybrands.com/resources/regulations-codes-and-standards/conflict-minerals.

•	Annually file a Conflict Minerals Report with the SEC and publish on the Company's website at http://www.acuitybrands.com.

The content of any website referred to in this report is included for general information only and is not incorporated by reference in this filing.

Due Diligence Measures Performed

Below is a description of the measures performed for the 2015 reporting period to exercise due diligence on the source and chain of custody of the Subject Minerals contained in the Company's products that the Company believes may have originated from the Covered Countries and may not be from recycled or scrap sources:

•	Utilized a risk management plan that outlines the Company's response to identified risks.

•	Followed up with non-responsive suppliers by requesting compliance with the Company's request for information.

•
Reviewed all responses received from suppliers based on the Company's conflict minerals compliance process and requested supplemental information from suppliers providing responses that were deemed implausible, incomplete, inaccurate, or otherwise require clarification.

•
Compared smelters and refiners identified by the supply chain survey against the list of facilities that have received a "conflict-free" designation from the CFSP or other independent third party audit program, which designations provide country of origin and due diligence information on the Subject Minerals sourced by such facilities.

•	Performed risk mitigation efforts to bring suppliers into conformity with the Company's conflict minerals policy.

•	Provided periodic progress reports to the Company's Chief Financial Officer and the Audit Committee of the Board of Directors summarizing risk mitigation efforts.

•	Identified improvement opportunities within the Company's conflict minerals compliance process and developed corrective action plans.

Results of Due Diligence Measures

Inherent Limitations on Due Diligence Measures

As an indirect purchaser of the Subject Minerals, the Company's due diligence efforts can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the Subject Minerals. The Company is dependent on the data obtained from direct suppliers and in turn, the data those suppliers obtain from within their supply chains to identify sources of the Subject Minerals. In addition, the Company relies on the information collected by independent third party audit programs. These sources of information may yield incomplete or inaccurate data and may be subject to fraud.

Product Determination

Based on due diligence procedures performed in this report, the Company does not have sufficient information to conclusively confirm the country of origin or chain of custody of the Subject Minerals used in its products. The Company received company-level responses from certain of its suppliers with extensive lists of smelters without product-based information. As a result, the Company was unable to verify that Subject Minerals from these smelters were used in its products. Based on the information provided by the Company's suppliers, the Company believes some subset of the smelters and refiners listed in Table I potentially produced certain of the Subject Minerals contained in the Company's products. Based on the information from suppliers and the information available from the Conflict Free Sourcing Initiative, the Company believes the origin of the Subject Minerals processed by these smelters and refiners includes the countries listed in Table II.

Independent Private Sector Audit

This report is not subject to an independent private sector audit as allowed under Rule 13p-1.

Future Due Diligence Measures

The Company intends to implement steps to mitigate the risk that the Subject Minerals benefit armed groups and to improve the RCOI and due diligence processes.  These include, but are not limited to, the following:

•	Modifying the conflict minerals compliance process with the intent to increase the supplier response rate and to improve the quality of supplier responses;

•	Leveraging industry efforts to identify additional resources to facilitate compliance; and

•	Conducting an annual review of the Company's conflict minerals policy, conflict minerals compliance process and the related procedure documentation, and risks for any updates.

Table I
Listing of Smelters Potentially Producing Subject Minerals in Company Products

Metal	Smelter	Country of Smelter
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Al Etihad Gold	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asahi Refining Canada Limited	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Métaux SA	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	China Nonferrous Metal Mining (Group) Co., Ltd. (1)	China
Gold	Chugai Mining	Japan
Gold	Codelco	Chile
Gold	Daejin Indus Co., Ltd.	South Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	DODUCO GmbH	Germany
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	South Korea
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Eldorado Gold Corporation	Canada
Gold	Elemetal Refining, LLC	United States
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Faggi Enrico S.p.A.	Italy
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Geib Refining Corporation	United States
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany

Metal	Smelter	Country of Smelter
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	South Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Jinlong Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia
Gold	JSC Uralelectromed	Russia
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys plc	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Metal Co. Ltd	South Korea
Gold	Korea Zinc Co. Ltd.	South Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L' azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Company Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	LS-NIKKO Copper Inc.	South Korea
Gold	Luo yang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metahub Industries Sdn. Bhd.	Malaysia
Gold	Metallic Resources, Inc.	United States
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Co Ltd	China
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining & Smelting	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russia
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan

Metal	Smelter	Country of Smelter
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant"	Russia
Gold	OJSC Kolyma Refinery	Russia
Gold	OJSC Novosibirsk Refinery	Russia
Gold	PAMP SA	Switzerland
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russia
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX PrŽcinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Republic Metals Corporation	United States
Gold	Rio Tinto Group	United Kingdom
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	Samduck Precious Metals	South Korea
Gold	SAMWON METALS Corp.	South Korea
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Super Dragon Technology Co., Ltd.	Taiwan
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	Torecom	South Korea
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia

Metal	Smelter	Country of Smelter
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.	China
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tantalum	AMG Advanced Metallurgical Group	United States
Tantalum	Avon Specialty Metals Ltd	United Kingdom
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Duoluoshan	China
Tantalum	E.S.R. Electronics	United States
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Gannon & Scott	United States
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	JX Nippon Mining & Metals Co., Ltd.	Japan
Tantalum	KEMET Blue Metals	United States
Tantalum	Kemet Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia

Metal	Smelter	Country of Smelter
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Nippon Mining & Metals Co. Ltd.	Japan
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	United States
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russia
Tantalum	Taki Chemicals	Japan
Tantalum	Telex Metals	United States
Tantalum	Tranzact, Inc.	United States
Tantalum	Treibacher Industrie AG	Austria
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide	China
Tin	Alpha	United States
Tin	An Thai Minerals Company Limited	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Best Metais e Soldas SA	Brazil
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Colonial Metals, Inc	United States
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CSC Pure Technologies	Russia
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Prima Timah Utama	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	EFD INC.	United States
Tin	Electroloy Metal Pte	Singapore
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Elmet S.L.U. (Metallo Group)	Spain
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Feinhutte Halsbrucke GmbH	Germany
Tin	Fenix Metals	Poland
Tin	Gejiu Fengming Metalurgy Chemical Plant	China

Metal	Smelter	Country of Smelter
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zi-Li	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	Heraeus Materials Technology GmbH & Co. KG	Singapore
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Hyundai-Steel	South Korea
Tin	Jean Goldschmidt International SA	Belgium
Tin	Jiangxi Copper Company Limited	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	JX Nippon Mining & Metals Co., Ltd.	Japan
Tin	Kovohutě Příbram	Czech Republic
Tin	Linwu Xianggui Smelter Co	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Materials Eco-Refining CO.,LTD	Japan
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.	United States
Tin	Metallo-Chimique N.V.	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Mitsui Mining & Smelting	Japan
Tin	Nankang Nanshan Tin Co., Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Novosibirsk Integrated Tin Works	Russia
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	PBT	France
Tin	Phoenix Metal Ltd	Rwanda
Tin	POSCO	South Korea
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia

Metal	Smelter	Country of Smelter
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk (1)	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT WAHANA PERKIT JAYA	Indonesia
Tin	Pure Technology	Russia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Ritchey Metals	United States
Tin	Rui Da Hung	Taiwan
Tin	Senju Metal Industry Co., Ltd.	Bolivia
Tin	SGS	Bolivia
Tin	Soft Metais Ltda.	Brazil
Tin	Sumitomo Metal Mining Co., Ltd.	Japan
Tin	Technic Inc.	United States
Tin	Thaisarco	Thailand
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Umicore SA Business Unit Precious Metals Refining	Belgium
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Xianghualing Tin Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin	Yunnan Tin Group (Holding) Company Limited	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil

Metal	Smelter	Country of Smelter
Tungsten	Air Products	United States
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Beijing Tian-Long Tungsten & Molybdenum Co., Ltd.	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	China Nonferrous Metal Mining (Group) Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	ERAMET	France
Tungsten	Exotech Inc.	United States
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Golden Egret Special Alloy Co. Ltd	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russia
Tungsten	Izawa Metal Co., Ltd	Japan
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Jiujiang Tanbre Co., Ltd.	China
Tungsten	JX Nippon Mining & Metals Co., Ltd.	Japan
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Materion	United States
Tungsten	Mitsubishi Materials Corporation	Japan

Metal	Smelter	Country of Smelter
Tungsten	Moliren Ltd	Russia
Tungsten	Niagara Refining LLC	United States
Tungsten	North American Tungsten	Canada
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Philippine Chuangin Industrial Co., Inc.	Philippines
Tungsten	Pobedit, JSC	Russia
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	Sumitomo Metal Mining Co., Ltd.	Japan
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	Japan
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Voss Metals Company, Inc.	United States
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	South Korea
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Zhuzhou Cemented Carbide (1)	China
(1) These smelters are believed to source the Subject Minerals from the Covered Countries and are not included on the Conflict- Free Sourcing Initiative's list of certified or active smelters. The Company received company-level responses from suppliers sourcing from these smelters; therefore, the Company is unable to conclusively determine whether components or finished goods sourced from those suppliers contain Subject Minerals from any of these smelters.

Table II

Listing of Subject Minerals' Countries of Origin

Argentina	Mozambique
Armenia	Myanmar
Australia	Namibia
Austria	Netherlands
Belarus	Niger
Belgium	Nigeria
Bolivia	Papua New Guinea
Brazil	Peru
Burundi	Philippines
Canada	Poland
Chile	Portugal
China	Romania
Democratic Republic of the Congo	Russia
Estonia	Rwanda
Ethiopia	Saudi Arabia
France	Sierra Leone
Germany	Singapore
Ghana	South Africa
Greece	South Korea
Guinea	Spain
Guyana	Suriname
Hong Kong	Sweden
India	Switzerland
Indonesia	Taiwan
Italy	Tajikistan
Japan	Tanzania
Jersey	Thailand
Kazakhstan	Turkey
Kyrgyzstan	United Arab Emirates
Laos	United Kingdom
Malaysia	United States
Mali	Uzbekistan
Mexico	Vietnam
Mongolia	Zambia
Morocco	Zimbabwe